Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of Variable Insurance Products Fund: Equity-Income Portfolio and Growth Portfolio of our reports dated February 10, 2005, of Overseas Portfolio and Money Market Portfolio of our reports dated February 14, 2005, and of High Income Portfolio of our report dated February 18, 2005 on the financial statements and financial highlights included in the December 31, 2004 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2005